Exhibit 10.1

AGREEMENT

Made and entered into in Ramat Gan on the ___ of _______________________ 2016

Between:	Ayalon Mutual Funds Ltd., private company number 513011445
Of Aba Hillel Silver 12, Ramat-Gan, 5250606
(Hereinafter: the “Fund Manager”)

Of the first part;

And:	Yetsira Investment House Ltd. private company no. 515552495
Of Habrosh 49, Pardessiyah (Hereinafter: the “Investment Manager”)

Of the second part;

Whereas:	the Fund Manager is a company engaged in the management of joint investment mutual funds in Israel, in accordance with the provisions of the Joint Investment Trusts Law, 5754-1994 (hereinafter: the “Joint Investment Law”);

And whereas:	the Investment Manager is authorized to manager investment portfolios, subject to the provisions of the Law to Regulate Engagement in Investment Consultancy, Investment Marketing and Investment Fund Management, 5755-1995 (hereinafter the “Investment Advice Law”);

And whereas:	the Fund Manager wishes to procure that investment services are provided by the Investment Manager’s employees for the mutual funds which will be managed by the Fund Manager (hereinafter, the “Funds”), all as set out in Appendix A to this Agreement, and as amended from time to time, including granting permission to operate in Fund accounts and deposits (hereinafter, the “Services” or the “Management Services”);

And whereas:	the Investment Manager wishes to provide the Services, all subject to the provisions of any law which applies to its activity, including the provisions of the Investment Advice Law, and subject to the provisions of the power of attorney given and/or to be given by the Trustee to the Fund Manager;

Therefore, it is hereby agreed, declared and stipulated between the parties as follows:

1.	Introduction

	1.1	The Preamble and the Appendices to this Agreement constitute an integral part hereof.

	1.2	The division of this Agreement into chapters and appendices, and the assignment of headings to the chapters and appendices thereof, is for convenience purposes only and they will not be used for interpretation purposes.

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	1.3	All the terms contained in this Agreement, which are defined in the Joint Investment Law and/or the Investment Advice Law and/or the directives of the Tel Aviv Stock Exchange Ltd. (hereinafter: the “Stock Exchange”) will be interpreted as defined in the Investment Advice Law and/or the Joint Investment Law and/or the relevant directive of the Stock Exchange, and in case of inconsistency, the definition provided in the Joint Investment Law will prevail.

For the purpose of convenience, in this Agreement, the term - “Legislative Regulation” – will include the Joint Investment Law, the Investment Advice Law, Securities Law, 5728-1968 and the Law to Prevent Money-Laundering 5760-2001, and regulations promulgated by virtue of these laws and/or any legal provision, laws, regulations and orders relating to fund managers and mutual funds, the Israel Securities Authority, the Stock Exchange and any other body, authority and other competent parties – all as they currently are and as they will be in the future from time to time.

	1.4	This Agreement constitutes a contractual engagement for the purpose of portfolio management of the Funds, and therefore both it and the Services provided and to be provided by the Investment Manager under this Agreement, are subject to all provisions of the Legislative Regulation, other than if it is determined otherwise in this Agreement, and provided that such stipulation is permitted under the provisions of the Legislative Regulation.

	1.5	Everything stated in this Agreement will apply to each of the Funds to be managed by the Investment Manager in accordance with the provisions of this Agreement, and unless specifically stated otherwise in this Agreement.

2.	Declarations and Undertakings of the Investment Manager and the Provider of the Investment Management Services

	2.1	The Investment Manager declares as follows:

		2.1.1	That it meets all legal requirements applicable on the execution date of this Agreement with respect to its engagement as mentioned above; that the execution of this Agreement is within its capabilities and does not contradict any other agreement and/or obligation to which it is a party; and it undertakes to meet the requirements of the law as applicable to their operations, throughout the term of the Agreement.

		2.1.2	That it has a good reputation as an investment manager, the know-how, expertise, resources and experience to comply with the undertakings it is taking upon itself, as stated in this Agreement.

		2.1.3	That both it and its employees who will be engaged in managing the investment fund portfolios, are and will be familiar, throughout the term of this Agreement with the provisions of the Legislative Regulation, including to the extent that the Investment Manager will implement updates and revisions resulting from changes to legislation and incorporate any such update and/or revision which is made by the Fund Manager.

		2.1.4	That it is not aware of any possible conflict of interest between its own interests and/or the interests of anyone acting on its behalf, and the interests or the Fund Manager and/or the Funds being managed by the Fund Manager.

		2.1.5	That it is duly authorized under the law to engage in the management of portfolios by virtue of license number .

***a copy of the portfolio management license is attached as Annex “B” to this Agreement.

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	2.1.6	That no disciplinary, administrative or criminal proceedings have been conducted and/or managed against it and/or against any of its employees, by any legally competent authority, and it is not aware of any intention to initiate any such proceedings, in relation to the Services which are the subject of this Agreement.

	2.1.7	That there have been no findings made against it, in the course of being audited by a legally competent authority, and if any such were to be found, that they will immediately be referred to the Fund Manager for investigation.

	2.1.8	It has not been subject to financial penalties/sanctions by a legally competent authority, nor is it aware of any intention to do so.

	2.1.9	That it is a corporation owned by Ilan Arad Keshet, Amit Hezi Bilia, Shmuel Yelshevich and will also be owned by Guy Nisenson and that they are not affiliated with institutional bodies and/or marketers as these terms are defined in law, and/or have a connection with financial assets other than the Funds which are the subject of this Agreement and that none of them are aware of proceedings being conducted against any of the owners of the Investment Manager and/or of the existence of any circumstances that would prejudice the trustworthiness of the Fund Manager and/or which could have on the contractual engagement in this Agreement. In addition, the Investment Manager undertakes that it does not own and/or control of a banking corporation, as defined in the Banking (Licensing) Law, 5741-1981.

	2.1.10	That it has an insurance policy which complies with the required terms of the Regulations to Regulate Engagement in Investment Consulting, Investment Marketing and the Management of Investment Portfolios (Equity and Insurance), 5760-2000, and that it undertakes to continually maintain such policy in force for the duration of the engagement under this Agreement, including by periodically checking that it complies with the required equity and insurance, and by doing so not less than each quarter, and that it will provide the Fund Manager with a confirmation from the insurer that the insurance is in force, the level of insurance cover and the scope of deductibles.

2.2	The restrictions regarding investment in personal accounts by virtue of the Legislative Regulation that applies to employees of the Fund Manager, the members of the investment committee at the Fund Manager and anyone employed by the Fund Manager who is actively involved in taking decisions regarding securities held in Funds, will apply to anyone who is employed by the Investment Manager to provide the Services which are the subject of this Agreement.

2.3	For the avoidance of doubt it is clarified that as of the date of commencing operations in the Funds that are subject of this Agreement and for the duration of the period in which the Services are provided to the Fund Manager as stated in this Agreement, the Investment Manager and its employees who will actually provide the Management Services and/or participate in making decisions regarding the management of the investment fund portfolio, will be licensed to manage investment portfolios, in accordance with the Investment Advice Law; in addition, throughout the period in which the Services are provided, the individuals who actually provide the Management Services on behalf of the Investment Manager will not be engaged in any role which involves taking decisions regarding the management of an investment portfolio of another fund managed by another fund manager and/or the management of a Nostro account, unless they have received prior, written approval from the Fund Manager and after this issue has been reviewed and approved by the Fund Manager’s board of directors. For the avoidance of doubt, the purchase of mutual fund units managed by the Fund Manager will not be deemed as Nostro management in the context of this section and for this purpose, the limitations set out in section 49 of the Law as detailed in section 3.9.1 below will apply.

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2.4	For the avoidance of doubt, it is clarified that there will be no employer-employee relationship, for all intents and purposes, between the employees of the Investment Manager who are engaged in providing the Services that are the subject of this Agreement, and the Fund Manager, and the Services are provided through its employees. The Investment Manager is entitled to engage employees to provide the Services that are the subject of this Agreement, at its expense (subject to the issue of the consideration for the Services as determined in section 5 hereunder), and provided that the employees are engaged by the Investment Manager and who participate in decision making on the investment of the Fund’s assets, have the licenses required to manage the investment portfolios as portfolio managers, and provided that they comply with the legal requirements regarding anyone who is employed by a fund manager and who participate in making decisions regarding securities held in funds, as they will be from time to time.

As of the date of the contractual engagement, the particular employees who have been appointed by the Investment Manager, to provide the Services to the Fund Manager are as follows:

Ilan Arad Keshet,
Amit Hezi Bilia,
Shmuel Yelshevich

If there are changes to the names of the specific employees who are to provide the Management Services, a written notification will be sent to the Fund Manager by 3 business days prior to the date of such change, in order for the report required under law, to be sent.

2.5	In the context of the Services, the Investment Manager will provide the following Services and will be responsible for the following activities:

	2.5.1	It will be responsible for and carry out the daily management of the Fund’s assets (taking investment decisions, giving instructions regarding purchases, sales, creating and exercising option letters, converting securities, etc.), subject to the decision of the Fund Manager’s Investment Committee and board of directors, the policy and practise for selecting and managing investments and for risk management of the Fund, in accordance with policies to be put together by the Fund Manager, from time to time, the provisions of the Fund Agreements, the Fund’s prospectuses and the provisions of any law, and under the supervision of the Fund Manager.

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	2.5.2	Without derogating from the generality of the foregoing, the Investment Manager undertakes to act in accordance with the Fund’s working practices, as they will be updated from time to time, and as the Investment Manager will be updated, and to carry out daily audits as required by the Fund Manager, including but not limited to, by providing daily reports and accounting to the Fund Manager.

	2.5.3	The Investment Manager will be responsible for, will conduct and prepare, research and/or background review and/or provide clarification, as required, in order to establish the value of assets held in the Fund’s investment portfolios, in accordance with the Fund Manager’s procedures and/or valuation guidelines, required to establish the value of an asset which varies from the last Stock Exchange rate, or which is required to explain to why this valuation should not be changed.

	2.5.4	The Investment Manager will be responsible for, will conduct and prepare, research and/or background review, as required and to the Fund Manager’s satisfaction, for the purpose of approving the implementation of a transaction which requires approval by virtue of the provisions of sections 18 and 60 of the Joint Investments Law and by virtue of the Conflict of Interests Regulations.

	2.5.5	The Investment Manager will be responsible for checking and monitoring the Funds’ published unit and redemption prices, and will do so in addition to the checks carried out by the Fund Manager in this regard and/or by the outside service bureaux with which the Fund Manager and/or the external investment manager is connected.

	2.5.6	The Investment Manager will be responsible for, will conduct, prepare and monitor, all required data required by the Fund Manager in order to prepare the Funds’ annual reports or to prepare a main prospectus relating to all aspects of the Funds of funds and/or in connection with Funds and/or Services, including data which cannot be produced by way of the outside service bureaux with which the Fund Manager and/or the Investment Manager and/or other data that may be required by the Fund Manager, provided that the information is not available to the Fund Manager.

	2.5.7	The Investment Manager will be responsible for, will conduct, prepare and monitor all data required by the Fund Manager in order to send all required references to the competent authorities, if required, including producing data, analysis, providing responses regarding policy, methodology and/or any other issues required by the competent authorities, and all within the time frame in which the Fund Manager is allowed to review the data and/or the responses before forwarding them to the competent authorities.

	2.5.8	Any other subject which is required by the Fund Manager in order to provide the Services.

2.6	The Fund Manager will be responsible for carrying out the ongoing management of the Funds (including preparing and publishing immediate reports, issuing notices under law, publishing Fund Prospectuses, sending information to the Securities Authority, etc.), provided that, if the Fund Manager requires data and information from the Investment Manager for such purpose, the Investment Manager will send such data and information in advance and it is confirmed that it has been received as required, when the situation so requires.

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2.7	The Investment Manager undertakes to cooperate in every way and as soon as possible, with a request by the Fund Manager, including a request to report to any authority and/or be present at the signing of any document, subject to any law and/or transfer of any information required for the purpose of management of the Funds by the Fund Manager.

2.8	Fund names will bear the name of the Investment Manager.

2.9	The Fund Manager will notify the Investment Manager of changes in the investment policy and/or in the investment guidelines and the Investment Manager will take immediate action to carry out the actions required by the notification of a change and the Investment Manager will follow up the Fund Manager’s reports and give warning if he has not received any such instructions and/or updates. Such updates will be sent by email to: _________________. The Investment Manager undertakes to notify the Fund Manager, if the email address is changed and otherwise will be deemed to have received the directives/instructions immediately after having been sent by the Fund Manager.

2.10	In parallel with what is stated in section 2.9 above, the Investment Manager will follow up on the Fund Manager’s reports on the Securities Authority’s website, at the address www.magna.isa.gov.il (hereinafter “Magna”) and on the documents which are required in order to implement this Agreement, and will act to give warning if it does not receive such provisions and/or updates.

2.11	The Investment Manager will send a representative on its behalf to meetings of the Investment Committee, to meetings of other committees of the board of directors and/or relevant forums of the Fund Manager which discuss the Funds which are the subject of this Agreement, in accordance with invitations issued by the Fund Manager, and at least once each quarter. This representative will not have a voting right and will be counted in a quorum of those attending such committee meetings or forums. The Fund Manager will be empowered at its sole discretion, not to invite and/or to bar the presence of the Investment Manager’s representative at such board of directors’ committee meetings or forums. If the Investment Manager is invited to such meeting, it will be required the Investment Manager’s representative will be required to attend the meeting and present his position.

2.12	The Investment Manager undertakes not to carry out transactions in securities that require the approval of the Fund Manager’s Board of Directors in accordance with, inter alia, the Joint Investment Trust Regulations (Transactions which may include a conflicts of interests, material transactions and off-Stock Exchange transactions), 5755-1994 (hereinafter, the “Conflict of Interest Regulations”), and without derogating from the foregoing, any other transaction required by the Fund Manager’s procedures, from time to time, other than after the Fund Manager has been notified of its intention to carry out such transaction, notified the Fund Manager in writing of all the details relating to such transaction, and received the Fund Manager’s prior approval in writing, stating that the Fund Manager’s board of directors or a designated committee thereof to which such authority has been assigned, has been convened to consider approving the transaction and has approved it, in accordance with Legislative Regulation.

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2.13	The Investment Manager undertakes not to carry out transactions in derivatives (options, futures contracts and short-sales) and/or lending operations and/or credit operations, until after the Fund Manager has been sent, in writing, all details regarding these transactions or the context of the operation, according to the circumstances, and has received the written approval of the Fund Manager’s board of directors or until a designated committee thereof, to which has such authority has been assigned, has been convened to approve the context of the operation and has approved it in advance, in accordance with the provisions of the Legislative Regulation. For the avoidance of doubt, if the board of directors or such committee, approves the context of such operations for the Fund and the Investment Manager receives written confirmation thereof, it may operate in the framework thereof for as long as such contexts are not changed.

2.14	If the Fund Manager’s board of Directors determined, in a procedure approved by the Trustee for the Funds, the conditions on which securities are to be acquired for the Funds in a public offering carried out according to a prospectus, including in a connected issue, as defined by law, the Investment Manager may, subject to complying with the conditions laid down in such procedure, perform the transactions, subject to the Fund Manager’s obligation to provide a written report regarding the implementation of such transactions, which will be deemed to be a transaction which the board of directors has reviewed as stated in the provisions of the Joint Investment Law.

2.15	Without derogating from the aforesaid requirements, the Investment Manager undertakes to report to the Fund Manager, in writing, all transactions performed outside the Stock Exchange or a regulated market and/or coordinated transactions (irrespective of whether they required approval by virtue of the Conflict of Interest Regulations, or not), which the Investment Manager has carried out, and to indicate whether the transactions required approval under the Conflict of Interest Regulations, and all details required by the Joint Investments Regulations (Reports), 5755-1994, by no later than two business days prior to the date on which the Fund Manager is required to provide a report of such transactions under law.

2.16	Without derogating from any of the other provisions of the Investment Advice Law, when managing the investments, the Investment Manager will not give preference to its securities or financial assets or those of a connected investment manager, unless the Fund Manager’s board of directors, has given its prior, written agreement thereto, and in accordance with the provisions of the Investment Advice Law.

2.17	The Investment Manager will not discriminate between the various funds whose investment portfolio it manages, and will not discriminate between owners of units in these funds.

2.18	The Investment Manager will adopt the Fund Manager’s policy for selecting investments and the manner in which they are managed as will be determined by the Fund Manager from time to time, and provided to the Investment Manager, and the Investment Manager undertakes to comply with the stated selection policy set by the Fund Manager for all activity in selecting and/or managing investment in the Funds, and all to the complete satisfaction of the Fund Manager, throughout the whole term of this Agreement.

2.19	The Investment Manager will adopt the Fund’s risk management policy in accordance with its investment policy, as will be determined by the Fund Manager, from time to time, and provided to the Investment Manager, and the Investment Manager undertakes to comply with this risk management policy, including drawing up any document and/or carrying out any check, and/or complying with any duty of care, and/or notice required by the Fund Manager’s said policy, and all to the complete satisfaction of the Fund Manager, throughout the entire term of this contractual engagement.

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	2.20	The Investment Manager and/or the portfolio managers acting on its behalf and all of them - including those who act on their behalf, will refrain from performing any Front Running in a transaction, opinion or action they carry out in the mutual funds, any of their other activities and, without derogating from the generality of the foregoing or the provisions of any law, and will not manage and/or advise others in contexts which are not portfolios managed by the Company, in connection with securities and financial assets, including securities and foreign securities, purchased and/or held in mutual funds.

3.	Additional undertakings and declarations

	3.1	The Fund Manager declares that it is aware that the Investment Manager has not undertaken to achieve any minimum return for the Funds.

	3.2	The Fund Manager and the Investment Manager declare and confirm that they are aware that this Agreement is subject to the supervision and instructions of the Securities Authority and other authorities as regards the operations of the Investment Manager.

	3.3	The Fund Manager declares that it is aware that the Investment Manager’s duty to maintain confidentiality in respect of all information which the Fund Manager brings to the Investment Manager’s attention, including documents which are made available to it and the contents thereof, and any other detail relating to the activities which the Investment Manager will carry out on behalf of the Fund Manager, is subject to the Investment Manager’s duty to provide information and reports under the law.

	3.4	The Investment Manager undertakes to operate in accordance with the Funds’ investment policies as determined by the Fund Manager’s board of directors and the directives of the Investment Committee or the General Manager of the Fund Manager, as they will be from time to time, and the policy for selecting investments and the manner in which they are managed as determined by the Fund Manager, if so determined, as that will be from time to time. If the Investment Manager deviates from the investment policies and/or the directives, it must rectify this in accordance with the timings set out in the Legislative Regulation or in the directives of the Fund Manager, if given and as the case may be.

	3.5	The Investment Manager undertakes to enable the Compliance Officer, the Internal Auditor, the Internal Enforcement Officer and/or the Internal Control Officer and/or any other person appointed for such purpose by the Fund Manager, to carry out audits at its offices at any time required. The Investment Manager and its employees undertake to assist in the implementation of audits as required. Without derogating from the generality of the aforesaid, the Investment Manager undertakes to attend all training sessions and to comply with examinations and tests prepared by the Fund Manager from time to time, in order to verify that the Investment Manager is fully conversant with all of the Company’s procedures.

	3.6	The Investment Advisor undertakes to update the Funds Manager, immediately and in writing, of any event in respect of which the Fund Manager is or may be bound to report according to the provisions of the Legislative Regulation.

	3.7	In addition, and without derogating from any of the provisions hereinabove and/or hereunder, the restrictions and obligations imposed on the Fund Manager by virtue of the Legislative Regulation, including the Regulations under the Joint Investments Law, will also apply to the Investment Manager and in any place where the term “Fund Manager” appears, it will be deemed that the wording is written as “the Fund Manager and/or the Investment Manager”, if the issue relates to the Services being provided by virtue of this Agreement.

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3.8	The Investment Manager declares that it is aware of the fact that the Fund Manager will have sole discretion regarding contracting in distribution agreements with various distributors in respect of the Funds, both with regard to the parties with which the Fund Manager opts to engage and with respect to the terms of the engagements.

3.9	The Investment Advisor declares that it is aware that, with respect to the Joint Investment Law and the Regulations promulgated thereunder, the Investment Advisor and its employees who are engaged in the provision of the Services that are the subject of this Agreement will be perceived in the following manner:

	3.9.1	As “Related Entities” of the Fund Manager, and that it is aware of the reporting obligations applicable to the Fund Manager’s Related Entities as set out in the Joint Investment Trust Regulations (Reporting), 5755-1994, and of the provisions of Section 49 of the Joint Investment Law regarding holdings of Related Entities, and that it will act in accordance with such provisions;

	3.9.2	As participants in taking decisions relating to the management of a Fund managed by the Fund Manager, that a shortcoming in their credibility and/or competence could impact to the detriment of the Fund Manager’s credibility and/or competence, and therefore, they are required to report to the Fund Manager in accordance with the provisions of sections 13-15 of the Joint Investment Law, circumstances which could constitute a shortcoming in credibility - see the summary of the reporting obligations and the list of circumstances published by the Authority (without derogating from the provisions of the law) Annex “D” attached.

3.10	The Investment Advisor will neither initiate nor issue, by itself and/or through its employees and/or anyone on its behalf, either directly or indirectly, any publication, as defined below, including but not limited to publications intended for investment advisors in the banks and/or Eligible Clients, as defined in the Investment Advice Law, with respect to and/or in connection with this Agreement or the funds and/or in connection with the Fund Manager, unless it has obtained the explicit written approval of the Fund Manager and the Funds’ Trustee, and provided it has met all the provisions of the law relating to publication. The Fund Manager will be entitled to object to any publication related to the Funds, at its sole discretion.

For the purpose of this Section: “publication” – any publication relating to the funds under the management of the Fund Manager and/or under the management of other fund managers and/or publication relating to the funds’ unit and redemption prices, which is directed to third parties, including by virtue of Section 73 of the Joint Investment Law, either verbal, written or printed, by electronic means or online (including via blogs, talkbacks, Twitter, Facebook, LinkedIn, social networks, etc.) and/or by email, including painting, image, movement, sound, and any other means, which direct to third parties.

3.11	Without derogating from any of the Investment Manager’s aforesaid declarations and undertakings, on signing this Agreement, the Investment Manager will sign a declaration confirming its eligibility to serve as Investment Manager and to provide the Services in accordance with this Agreement.

The declaration is attached as Annex “E” to this Agreement.

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The declaration will also be submitted to the board of directors of the Fund Manager and will constitute the basis for the engagement under this Agreement, and the Investment Manager, through the investment managers who are expected to manage the Funds’ investment portfolios and the Investment Manager’s CEO, undertake to appear before the board of directors prior to entering into the Agreement and to answer all questions relating to it and/or to the controlling shareholders therein and/or to its operations and/or otherwise for the purpose of the provision of the services and to complete the required preparation document for the board of directors’ meeting and to submit it to the Fund Manager’s board of directors a reasonable time prior to the meeting of the board of directors at which the engagement of an external investment advisor is to be discussed.

The preparation document for the board of directors’ meeting is attached as Annex “F” to this Agreement.

4.	Providing Information and its retention by the Investment Manager

	4.1	The Investment Manager declares that it is aware and agrees that the information and/or data which is provided to the Investment Manager could also be held, in whole or in part, on computerized data bases by the Investment Manager, and in such event, the Investment Manager undertakes to do so subject to complying with the provisions of the law, including those provisions which apply by virtue of the Privacy Protection Law, 5741-1981.

	4.2	The Investment Manager and any person employed by the Investment Advisor in the provision of the services as stated in this Agreement, undertake to keep confidential, all matters relating to this Agreement, the Funds with respect to which the services under this Agreement are to be provided and/or the Fund Manager, other than disclosure required by law or by a competent authority or with the prior written approval of the Fund Manager when requested by the Investment Manager. In order to guarantee this, the Investment Advisor, its employees/those working on its behalf in managing the Funds’ investment portfolios will sign the letter of confidentiality attached as Annex “G” to this Agreement.

	4.3	The Investment Manager declares that it is aware that the Fund Manager is subject to the duty to provide details of said engagements and the Funds that are the subject of this Agreement in Fund prospectuses and reports as determined in the Joint Investment Law and by virtue thereof, and, inter alia, to provide such details to the Fund Manager’s board of directors, the Funds Trustee, the securities Authority and any other entity and/or authority in accordance with the provisions of all laws.

5.	Consideration for the Management Services and expenses

“Fund Management Revenue” – the Fund Manager’s monthly revenue in respect of the management of a fund, arising from management fees and loading charge.

“Net Value of the Fund Assets” – the net value of the fund assets, as defined in the Joint Investment Law.

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“Fund Management Expenses” – all expenses, direct and indirect, involved in managing the Fund, including: distribution commissions to Stock Exchange members and/or banks, payment of prospectus publication fee, any statutory or voluntary publication, annual commission to the Stock Exchange Clearing House, annual commission to the Securities Authority, commission for the creation of units in the fund and/or any other fee required and/or to be required from time to time by law, in accordance with the instructions of the Securities Authority and/or by the Stock Exchange, legal advisor cost, commissions and/or payments for execution of transactions in the fund’s assets borne by the Fund Manager out of its own resources unless the Fund Manager has entered into a tender with a trading company for the payment of such commissions out of the fund’s assets, directors’ remuneration required as a result of convening mandatory meetings and/or convening meetings at the request of the investment manager and/or convening meetings required in respect of the management of the funds and/or this Agreement – of the Board of Directors, the Audit Committee or a Board Committee (including Revaluation Committee and/or Conflict of Interest Committee), as well as any additional and/or other expense that applies to the Fund Manager, including operating expenses (inter alia, in respect of the establishment of funds, mergers, liquidations, splits, etc.), control, computers and data communications, external directors’ remuneration, professional liability insurance and officers insurance in proportion to the number of funds managed by the investment manager in relation to all the funds under the management of the Fund Manager, applicable at present and/or in the future, including new expenses borne by the Fund Manager, inter alia, due to regulatory changes (and according to the sole discretion of the Fund Manager). For the avoidance of doubt, as much as the value attributable to such expense falls below NIS 100, it will be charged with the amount of NIS 100.

“Fund Manager Net Revenue” – Fund Management Revenue net of Fund Management Expenses.

“Linkage to Index” – linkage to the rise in the Consumer Price Index, relative to the Index known on the date of signing this Agreement.

“The Fixed Amount”

For the first 12 months of the contractual engagement under this Agreement, - NIS.6,000 per month, index linked, for each Fund.

From the 13th month onwards, up until the 24th month, of the contractual engagement under this Agreement (inclusive) - NIS.6,250 per month, index linked, for each Fund.

From the 25th month of the contractual engagement under this Agreement, - NIS.6,500 per month, index linked, for each Fund.

“Cost of the legal advisor” – NIS.750 per month, index linked, for each Fund (excluding VAT).

“One-off cost” - a one-off cost for setting up the Fund, in a sum of NIS.10,000 (excluding VAT), which will apply solely to the Trust Funds which the Investment Manager will start to manage as their investment portfolio manager, as of the 13th months and thereafter.

5.2	In respect of the Services to be rendered under this Agreement, the Investment Advisor is entitled to receive a monthly payment equal to the Fund Manager’s Net Revenue from the Funds after deduction, for each Fund, of the Fixed Amount and the Cost of the Legal Advisor (hereinafter: the “Consideration”). In addition, up until full repayment of the One-off Cost, the One-off Cost for each Fund will first be deducted from the Fund Manager’s Net Revenue, if that is relevant.

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5.3	It is agreed, in any event, that the overall Fixed Amount to be deducted as stated in section 5.2 above, will not be less than the Fixed Amount, as defined above, multiplied by the number of Funds that will be in existence from the outset of the contractual engagement, and/or the investments portfolio which are managed by the Investment Manager.

5.4	Notwithstanding the aforesaid, if, in a certain month, the Fund Management Expenses exceed the Fund Management Revenue, (and, for the avoidance of doubt, plus the Cost of the Legal Advisor), the Investment Manager will pay to the Fund Manager, from its resources, the difference between these amounts plus VAT, and will do so without derogating from the liability to pay the Fixed Amount to each Fund.

5.5	Without derogating from the foregoing, the Investment Manager will, on the date of signing this Agreement, deposit with the Fund Manager, a security check without restrictions as to its immediate realization, in the sum of NIS 50,000 in order to secure future, unforeseen payments and the implementation of this Agreement. The security check will be returned to the Investment Manager 18 months after the termination of this Agreement, as stated in section 6 below.

5.6	Payment of the Consideration will be made by the 25th day of each month in respect of the month preceding the payment date. So long as the Fund Manager is a financial institution, such payments will not be subject to VAT, and in the event of VAT payment obligation by law, such obligation will apply to the Investment Advisor, and at its expense.

5.7	The Fund Manager will pay the Consideration by check payable to the Investment Manager only, or as is customary with the Fund Manager, from time to time. When requested by the Investment Manager in writing, it will receive details of the calculation of the Revenues and of the Expenses, as is customary with the Fund Manager, from time to time.

5.8	Confirmation of the records contained in the accounting books of the Fund Manager will constitute prima facie evidence in all matters pertaining to the Revenues and Expenses of the Fund Manager.

5.9	Payments that are to be made by the Investment Manager to the Fund Manager, including for reimbursement of expenses and/or to supplement the Fixed Amount and/or the Cost of Setting up the Fund, will be paid on the date that payments are required under this Agreement or within 7 days from the date on which the Fund Manager issues a notice to the Investment Manager regarding such payments, if there is a liability for payment to the Fund Manager and if no other date is set in the Agreement, whichever is earlier. For the avoidance of doubt, to the extent that the Investment Manager does not pay these amounts, the Fund Manager may offset such sums from the amount owing to the Investment Manager under this Agreement, without derogating from any other remedies to which the Fund Manager is entitled under the law and/or the provisions of this Agreement.

5.10	For the avoidance of doubt, the Fund Manager may offset any amount which the Investment Manager owes to it under this Agreement or to Ayalon including under sections 6.9 and 7 hereunder, from the amounts to which the Investment Manager is entitled, if so entitled, and provided that the Fund Manager issues a notice to that effect to the Investment Manager.

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6.	Term and Cancellation of the Agreement

	6.1	This Agreement is for an unlimited period of time and will come into effect after being signed and in accordance with the date to be determined in the report to be published by the Fund Manager relating to the contractual engagement under this Agreement. Notwithstanding the aforesaid, the coming into effect of this Agreement is conditional on the approval of the Fund Manager’s board of directors.

	6.2	The Fund Manager may immediately cancel this Agreement at its sole discretion and without cause, provided that individual notice is given to that effect to the Investment Manager for each of the Funds in respect of which the Services under this Agreement are provided and/or by revoking this framework Agreement in its entirety, and the provisions of this Agreement relating to cancellation will apply, mutatis mutandis.

	6.3	The Investment Advisor may cancel this Agreement by giving prior, written notice of ninety (90) days. (The notice of cancellation in section 0 and in this section 6.3, hereinafter, the “Notice of Cancellation”).

	6.4	Notwithstanding the aforesaid, the Investment Manager will have the option to instruct the Fund Manager to transfer the Funds to the management of another fund manager (hereinafter, the “Option”), provided that the following conditions are met:

		6.4.1	The Investment Manager notifies the Fund Manager in writing of his wish to exercise the option, within 14 business days of the Notice of Cancellation (hereinafter: “the First Notice”).

		6.4.2	Within 30 days from the date of the First Notice, the Investment Manager must provide the Fund Manager with a written notice, which includes details of the new Fund Manager to whom the Funds are to be transferred and to which there is attached a confirmation from the Trustee and from the new fund manager for such transfer (hereinafter: the “Transfer Notice”).

		6.4.3	To the extent that the Transfer Notice is sent, the parties will act to carry out the required transfer of the Funds, including applying to the Trustee for approval of the said Transfer, and provided that this does not impose additional costs or additional responsibilities on the Fund Manager.

	6.5	Notwithstanding the aforesaid, if this Agreement is canceled by the Fund Manager due to a fundamental breach of the Agreement by the Investment Manager, including in the event of: a liquidation and/or receivership and/or sequestration of the Investment Manager or the bulk of its assets, the freezing of the Investment Manager’s activity or the denial or suspension of its portfolio management license or if it is indicted in a judicial proceeding including, for the removal of doubt, in the context of an administrative proceeding by an administrative enforcement committee, for an offense, or if an application is filed against it and/or anyone acting on its behalf, requesting the recognition as a class action and is recognized as a class action, in respect of and/or in connection with an offense and/or violation of a provision of financial law, as these terms are defined in these Funds Law and/or in respect of the manner in which the Investments are managed, the Fund Manager will be entitled to immediately cancel this Agreement and the Fund Manager will enable an external investment manager to appear before the board of directors and the Investment Manager will not be entitled to exercise the Option and/or the right to transfer specified in section 6.4 above, unless the Fund Manager agreed to this in writing, after determining that the interests of unit owners in the Funds have not, at its reasonable discretion, been prejudiced thereby. The Fund Manager may require the opinion of the Investment Manager’s lawyer in order to do so. The Option and/or right to transfer will automatically expire (and the Investment Manager will no longer have the right to transfer the Funds being transferred to another fund manager) even in the event that the First Notice and/or Transfer Notice are not sent on the dates stated in section 6.4 above and/or if the management of the Funds is not transferred for any reason, within a further 30 days from the Transfer date stated in section 6.4 above, provided that no notices have been sent and/or the management has not been transferred as stated, due to the Investment Manager fault or in circumstances which were under his control.

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6.6	In the event of cancellation of this Agreement, for any reason whatsoever, the Funds’ investment portfolios will be managed by the Fund Manager only, unless the Fund Manager agrees in writing to another arrangement, Notwithstanding the aforesaid, only when it is the Fund Manager which cancels the Agreement and not due to a breach of the Agreement by an external manager of the Investments Portfolio or due to the provisions of section 6.5 above, will the external manager of the Investment be entitled to continue managing the Funds’ investments portfolio up until their transfer to the management of another fund manager in accordance with the provisions of the section, provided that 30 days have not elapsed from the date on which the Agreement was terminated up until the date of such transfer.

6.7	For the avoidance of doubt, the Investment Advisor will not be entitled, in respect of the provisions of section 5 above, for the period up to the termination of the contractual engagement, to any consideration and/or compensation whatsoever for the termination of the contractual engagement as stated in section 6, and the Investment Manager will have no claim and/or suit and/or demand against the Fund Manager in respect thereof, nor will the Investment Manager have any rights whatsoever in the Funds (other than the Option specified in section 6.4 and subject to what is stated in section 6.5) and the Investment Manager will be deemed as estopped from making any claims against the Fund Manager and/or anyone acting on its behalf.

6.8	In addition, and for the avoidance of doubt, the Investment Manager will have no claim and/or suit and or demand against the Fund Manager for what is stated in sections 6.5 to 6.6 above, and/or any rights in the Funds and the Investment Manager will be deemed as estopped from making any claims against the Fund Manager and/or anyone acting on its behalf in these contexts.

6.9	Where the Agreement is canceled by the Investment Manager on a date earlier than 36 months from the date of the contractual engagement between the parties, the definition of the One-off Cost in section 5.1 above will be changed to that that it also applies during the first 12 months of the contractual engagement under this Agreement and the Investment Manager will be required to pay the Fund Manager the One-off Cost in respect of the Funds, from the date on which the contractual engagement under this Agreement commences, up to the date of cancellation of the Agreement.

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Indemnification

7.1	In addition and without derogating from anything stated in this Agreement regarding payments required of the Investment Manager, the Investment Manager will be liable for and undertakes to indemnify, out of its own resources, the Fund Manager, its office holders and/or its executives and/or its employees and/or anyone acting on its behalf (hereinafter, the “Ayalon Indemnified Parties”), provided there is no legal impediment to do so under any applicable law, for the entire amount of any loss, expense and/or damage including financial penalties and/or sanctions imposed on the Ayalon Indemnified Parties by any competent authority (in the framework of any type of proceeding, including financial sanctions and administrative enforcement proceedings) and/or a judgment and/or if the Ayalon Indemnified Parties compensate and/or indemnify holders of units in the Fund/s and/or in respect of any compensation to be paid by Ayalon Indemnified Parties, inter alia, to any third party and/or in respect of any expense and/or loss incurred by the Ayalon Indemnified Parties, at their exclusive discretion, and, in addition to the aforesaid, for the cost of legal fees for all these – and all, if caused as a result of an act and/or omission committed by the Investment Manager and/or anyone acting on its behalf, including its office holders and/or controlling shareholders, related to and/or arising from, directly or indirectly, this Agreement including, inter alia, a breach of and/or a deviation from of the provisions of the Legislative Regulation, including the Mutual Trust Fund Regulations that apply to the Trust Funds which relate, inter alia, to the management of the Fund’s investment assets and/or their publication and/or the use of credit by the Trust Fund, and/or the provisions of the Funds’ investment policy as set out in the Funds’ prospectuses as such are in force from time to time and/or a deviation from the Agreement and/or the Investment Manager’s authority and responsibilities under this Agreement and/or in respect of the management of the Fund and/or of the Funds’ investment portfolio, up to the date on which the contractual engagement under this Agreement commenced.

Furthermore, the Investment Manager undertakes to indemnify the Ayalon Indemnified Parties for any payment for which the Ayalon Indemnified Parties are held responsible in respect of any claim or allegation of the existence of employer-employee relations between the Fund Manager and the Investment Manager’s employees and/or anyone employed by the Investment Manager in the provision of the Services that are the subject of this Agreement.

7.2	It is hereby agreed that the indemnity obligation specified above will remain in force without limitation of time, even after cancellation of this Agreement for any reason whatsoever, in respect of the period in which the Agreement has been in force.

7.3	The Fund Manager undertakes to notify the Investment Manager after it has learned of a demand and/or claim and/or suit and/or loss and/or expense and/or the existence of any legal and/or administrative proceeding which establishes indemnification by the Investment Manager as stated in Section 7.1 above (hereinafter, “Fund Manager’s Indemnity Notice”), and the Fund Manager will allow the Investment Manager to take the necessary steps to cancel the proceeding set out above in this subsection, as far as practicable. In addition, and without derogating from the aforesaid, the Investment Manager may, to the extent that it may be required to provide indemnification at the end of the proceeding, to request from the Ayalon Indemnified Parties that the Investment Manager should handle the claim and/or demand and/or suit and/or payment of the fine/financial sanction and/or loss and/or expense and/or other, all as far as possible and in the circumstances, at the Fund Manager’s discretion, immediately after the Fund Manager’s Indemnity Notice, and the Ayalon Indemnified Parties undertake to cooperate, as far as possible and subject to the provisions of any law, in managing the proceedings. For the avoidance of doubt, it is clarified, and notwithstanding the aforesaid, that, the Ayalon Indemnified Parties will, at their absolute discretion, decide whether to transfer the handling of the proceedings to the Investment Manager, or deal with the matter themselves, and the Investment Manager will have no claim regarding this decision or to the manner in which the proceedings are handled by Ayalon Indemnified Parties or in connection with the legal or administrative proceedings and their outcome.

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	7.4	The Investment Manager undertakes to indemnify the Ayalon Indemnified Parties, as stated, immediately upon their first written demand.

8.	Absence of Third Party Rights

	8.1	It is hereby expressly agreed that nothing in this Agreement will constitute a contract to the benefit of a third party nor does it confer any rights upon any third party, including and without derogating from the generality of the above, purchasers of units in the Funds.

	8.2	The Fund Manager may assign its rights and/or obligations under this Agreement to a third party which is a company authorized by the Securities Authority to serve as fund manager without the consent of the Investment Advisor. The Investment Advisor is not allowed to assign its rights and/or obligations under this Agreement other than with the prior written approval of the Fund Manager.

	8.3	The Investment Manager undertakes that there will be no change to those owning control in the Investment Manager for the duration of the contractual engagement under this Agreement, other than with the prior, written approval of the Fund Manager.

9.	Waiver of a breach

	9.1	A waiver by either party of any prior breach or noncompliance with one or more of their obligations under this Agreement will not be deemed justification or excuse for another breach or noncompliance with any of the terms and conditions of this Agreement, and each party’s refraining from exercising any right conferred upon it pursuant to the terms of this Agreement will not be construed as a waiver of such right.

	9.2	No waiver on the part of any of the parties, no compromise or other arrangement, to the extent this Agreement is concerned, will be binding upon the parties unless made in writing.

10.	Changes in Funds

Changes to Funds, including changes to eh Funds’ Agreements relating to investment policies, the Fund Manager’s remuneration, the supplement rate, a merger and/or splitting of a Fund/Funds and/or a decision regarding the liquidation of a Fund, and any other issue which constitutes a fundamental change in the Funds’ conditions, other than the transfer of a Fund/Funds to the management of another manager, will be implemented after consultation with the Investment Manager and taking its views into consideration, but ultimately, and for the avoidance of doubt, will be made at the Fund Manager’s discretion alone, and the Investment Manager will have no claim and/or demand and/or suit against the Fund Manager in respect thereof, including any demand for any payment and/or entitlement, including, in this respect, where there is a merger and/or liquidation which is required by virtue of the provisions of the law.

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11.	Shareholders’ guarantees

Messrs Ilan Arad Keshet, i.d. 035904820, Amit Hazi Milia, i.d. 040055766, Shmuel Yelevitzi, i.d. 307703876 and , i.d. , shareholders in Yetsira Investment House Ltd., will serve as personal guarantors, jointly and severally, to ensure full compliance with the Investment Manager’s undertakings set out in this Agreement, and will sign the confirmation of their guarantees at the end of this Agreement.

12.	General

	12.1	The addresses of the parties for the purpose of sending notices are as set out in the preamble to the Agreement.

	12.2	This Agreement constitutes a framework agreement for all aspects of the investment management Services provided by the Investment Manager to the Funds managed by the Fund Manager, and its provisions will apply to all Funds which are included in the Annexes hereunder, as they will be amended from time to time, relating to the Funds.

	12.3	This Agreement and everything relating thereto, will be subject to the laws of the State of Israel and sole jurisdiction to review any disputes between the parties and/or any matter or issue relating to and/or arising from this Agreement, is allocated to the courts of the district of Tel Aviv.

In witness whereof the parties have signed:

_______________________ _______________________

Ayalon Mutual Funds Ltd. Yetsira Investment House Ltd.

Shareholders’ Guarantees

We the undersigned, , shareholder/s in Yetsira Investment House Ltd., after having read all provisions in the Agreement, hereby personally guarantee, jointly and severally, the full compliance of Yetsira Investment House Ltd., with all the provisions of this Agreement.

In witness whereof, I/we have signed:

Date: _________________ Signature:_________________

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Annex “A” – Details of Funds

List of Funds

19

Annex “B” – Copy of Investment Manager’s Portfolio Management License

20

Annex “C” – Details of Procedures

21

Annex “D” - Obligation to Report of Faults in Reliability

List of events that must be reported:

1.	Conviction for an offense, but – if the offense is a heinous offense – only if the Court determined that the offense is heinous;
2.	An indictment that was brought or a disciplinary proceeding that took place in respect of an offense that is not heinous;
3.	An investigation or administrative inquiry in connection with the commission of an offense that is not heinous or with the violation of an economic statute provision, by an authority authorized to conduct an investigation or administrative inquiry, as the case may be;
4.	Payment of a monetary obligation in lieu of a criminal proceeding in connection with the violation of an economic statute provision, and also the conduct of an administrative proceeding for violation of said provisions, a possible result thereof being the imposition of administrative enforcement measures;
5.	Payment of monetary composition or the receipt of a demand for the said payment for violation of an economic statute provision;
6.	Judgment in a civil action or a civil action brought for the violation of an economic statute provision, also by way of an action by virtue of section 63 of the Civil Wrongs Ordinance [New Version], on condition that the said action included a claim of fraud or negligence.

“economic statute provision” – any provision of the statutes enumerated in the definition of “offense”;

“monetary obligation in lieu of a criminal proceeding” – as defined in section 260(a) of the Companies Law;

“offense” – an offense under one of the Laws specified below, other than an offense for which the penalty is only a fine – this Law; the Prohibition of Money Laundering Law, 5760-2000; the Securities Law; the Regulation Law; the Companies Ordinance; the Companies Law; the Banking Law; the Banking Ordinance 1941; the Banking (Service to Clients) Law 5741-1981; the Revenue Tax Ordinance; the Real Estate Taxation (Appreciation and Acquisition) Law 5723-1963; the Value Added Tax Law 5736-1975; the Customs Ordinance; the Trade Levies and Defensive Measures Law 5751-1991; the Restrictive Business Practices Law 5748-1988; the Control of Financial Services (Insurance) Law 5741-1981; the Control of Financial Services (Pension Counseling, Pension Marketing and Pension Clearing System) Law 5765-2005; the Control of Financial Services (Provident Funds) Law 5765-2005; or a heinous offense;

“heinous offense” – a different offense which, due of its nature, severity or circumstances makes a person convicted of it unfit for being an officer in a Fund Manager or Trustee, as the case may be, or to hold means of control in a Fund Manager, including offenses under foreign law and disciplinary offenses

Personal Reporting Obligation

You are required to report to the Fund Manager in writing immediately upon learning of any of the events set out above.

Breach of this reporting obligation is enforceable towards the person who breached the reporting obligation.

Nothing stated will derogate from your obligation to be updated at all times of the provisions of the law and of the reporting obligations which apply to you, including those relating to circumstances which may testify to a defect in reliability likely to apply if there is a change, and/or other provisions.

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List of Circumstances for reviewing the failure in reliability of supervised entities by the Authority

The following is a list of circumstances which could testify to a failure of reliability, subject to the Authority’s review:

1) Conviction for an offense, filing of an indictment or a criminal investigation relating to the commission of an offense.

2) A ruling stating that a disciplinary offense has been committed, the filing of a disciplinary claim or the opening of a proceeding to investigate the commission of such offense;

3) The imposition of administrative enforcement measures, including the imposition of financial sanctions, the issuance of a demand to pay a financial sanction or an administrative claim or the opening of administrative inquiries relating to the commission of a breach;

4) Entering into alternative administrative arrangements with a propensity for an indictment or the conducting of administrative proceedings, such as payment of a forfeit, a consent order, or contracting in an agreement for a conditional termination of proceedings, for the commission of an offense or violation;

5) Refusal of a permission due to a defect in reliability - revocation of license, refusal to obtain a permit or denial of being engaged in any profession or field due to a defect in reliability, whether the permit is granted by law or by a professional association;

6) Findings in civil legal proceedings relating to a breach, in a proceeding in the context of which the Commissioner is given the opportunity to present his position - either as a party to the proceeding or otherwise (such as giving evidence or an affidavit in a court);

7) Audit Findings and customer complaints – the Authority’s audit findings, another supervising entity, an independent auditor, an internal auditor, the findings of an internal compliance system or cumulative customer complaints - all on substantive issues and on conditions which are found to be substantiated;

8) Dismissal following disclosure of findings testifying to apparent misconduct, which have an affinity to activities supervised by the Authority and on conditions which are found to be substantiated;

9) liquidation due to insolvency, declaration of bankruptcy or failure to comply with material economic obligations relating to the supervised area of activity.

In this list:

“offense” or “breach” – an offense or breach under the Securities Law or another financial offense or breach which, due to its nature, severity and circumstances, a person is deemed unfit to be a license holder (including, theft, bribery, fraud, deception, etc.) and including a disciplinary offense, both in Israel and overseas.

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Appendix E – External Investment Manager’s Declaration

I the undersigned, _____________, bearing ID number _________________, on behalf of ______________, private company number / ID number __________________, hereby certify, after being warned that I must state the truth and that I will be subject to the penalties imposed by law if I fail to do so, hereby declare as follows:

A.	Professional experience in investment management and/or in the capital market, according to the type of service required from the external employee, during the last 10 years, at least, while specifying the reputation in the industry, proven experience in making similar investments, etc.:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

B.	If the external employee lacks experience, please state this fact explicitly and in an emphasized manner, both in the Statement and in the publication, if any, regarding the contractual engagement, to the unit holders:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

C.	Absence of any possible conflict of interest between the interest of unit holders of the relevant funds and/or fund and/or the Fund Manager, directly and/or indirectly, and the interest of the external employee and/or a related party thereof, directly and/or indirectly, including concern for such possible conflict of interest:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

D.	Connection to financial assets of the external employee:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

E.	Structure of ownership of the external employee:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

F.	Related parties of the external employee, directly and/or indirectly:

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

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G.	Existence of a valid license for investment management/advising/marketing – please attach the license to the Statement:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

H.	Professional insurance – please attach the insurance company’s confirmation of the existence of such license and to the extent possible, the insurance policy list, to the Statement, while verifying that it includes the period in which the insurance will be in force so that it would apply during the period of the engagement with the external employee:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

I.	Approval as to whether audits were conducted by the Securities Authority at the external employee and findings of such audits:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

J.	Were any fines imposed on the external employee and/or any of its workers and/or employees by the Securities Authority or by another competent authority, and the reasons for the fines, if imposed:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

K.	Legal or disciplinary proceedings, if initiated and/or conducted and/or brought against the external employee and/or any of its workers and/or employees:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

L.	Any other information in the possession of the external employee and/or any of its workers and/or employees, which may affect the reliability of the Fund Manager as a result of the engagement:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

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M.	Do any circumstances apply to the external employee and/or any of its employees and/or employees who participate in decision-making regarding the management of the Funds listed in Annex “A” of this Agreement and/or the officer holders at the external employee, which may affect the Fund Manager’s reliability according to cases and/or circumstances for reviewing defects in the reliability of entities supervised by the Authority, as specified in Annex “F” to this Agreement.

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

N.	That all its workers and/or employees are and will be throughout any term of the contractual engagement under this Agreement with the Fund Manager, be license holders as required by law.

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

O.	That all its workers and/or employees who will be engaged in managing the Investment Portfolios of the Fund managed by the Fund Manager are, and will be throughout the period of the engagement with the Fund Manager, be holders of a valid portfolio management license:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

P.	The external employee’s approval that he has obtained similar statements from its workers and/or employees and that it has taken all necessary measures to ensure that such statements in connection with its workers and/or employees contain full, correct and true information:

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

Q.	That it is well familiar with the provisions of the Regulatory Arrangement relating to mutual funds (Joint Investment Trusts Law, Investment Advice Law, Securities Law, regulations, orders and competent authority’s guidelines thereunder):

Yes/No. If yes – please specify:_______________________________________________

________________________________________________________________________

________________________________________________________________________

Upon the occurrence of a change in any of my aforementioned statements, I will give an immediate notice in writing about it to the Fund Manager.

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Confirmation

I the undersigned, ____________, Adv. Of ____________ Street, ___________, hereby certify that on ___________ Mr. /Mrs. _______________, bearing ID/ private company number _____________, whom I recognized by means of an identity card / whom I know personally, appeared before me, and after I warned him/her must state the truth and be subject to the penalties imposed by law if he/she fail to do so, he/she confirmed the correctness of the above statement and signed it in my presence.

Date	Signature and Stamp

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Annex “F” - Guidelines for introducing an external Investment Manager to the board of directors of the Fund Manager

You are due to appear before the Board of Directors of Ayalon Mutual Funds Ltd.

In accordance with the Securities and Exchange Commission’s observations in its circular dated February 12, 2008, outsourcing the Fund Manager’s core activity (Investing) requires it to exercise increased caution when engaging with an external investment manager and to monitor its activities after entering into the contractual engagement.

In this context, the Authority’s position is that the Fund Manager’s board of directors will make a decision regarding the engagement with an external investment manager, whilst the board of directors will be provided with information regarding the external investment manager, as detailed in the circular, in a manner that will enable it to make its decision in an informed way.

Accordingly, you are required to complete the attached document, to submit it for the board of directors’ meeting that is to review the engagement with you, and to supplement your comments, as required at the time of the meeting.

Please ensure that the completed questionnaire submitted to the Fund Manager is verified by a lawyer.

As stated above, please ensure that when you appear before the Fund Manager’s board of directors, you address each of the following issues in an orderly manner:

a.	Professional Experience

What is the Company’s overall professional experience in the management of investments on the capital market?

_________________

_________________

What is the Company’s professional experience in the management of investments with fund managers in particular?

_________________

_________________

Please make sure that you bring with you, illustrations of your investment capability, instances in which you have “beaten” the market or case where your appropriate investment management has prevented prejudice to the fund’s returns, etc.

If you lack previous significant experience – please explain to the board of directors why you believe that you are suitable to serve as an external investment manager, and how you will ensure that you will not make errors in managing the investments and/or that your management work can be effectively monitored?

_________________

_________________

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b)	Management Strategy

Please outline for the board of directors, your investment management strategy.

_________________

_________________

Please outline for the board of directors, your business plan for managing the hosting investment funds.

_________________

_________________

Please outline for the board of directors, how you will operate with routine investments and how when dealing with exceptions, and when will “routine” apply and when will “exceptions” apply.
_________________

_________________

Please outline for the board of directors, the most extreme investment management strategy you have operated and your reasons for such operation, by describing the circumstances.
_________________

_________________

c)	Supervision

How will you ensure that your work will be supervised at the highest level?

_________________

_________________

How you enable the Fund Manager to supervise and monitor your operations during a trading day, and in general?

_________________

_________________

How do you plan to remain up to date with the decisions of the Fund Manager’s investment committee?

_________________

_________________

How do you plan to be involved. if at all, in the decisions of the Fund Manager’s investment committee?

_________________

_________________

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c)	Conflict of Interests

Who are the controlling shareholders in the Company?

Who are the Company’s employees?

Are they connected to other companies and if so, which?

Do any of the companies and/or connected individuals have a conflict of interest with the interests of the Fund Manager and/or with any of the Funds managed by the Fund Manager?

Is your Company connected by marketing agreements with any third parties?

Do you market the financial assets (basket certificates, participation units or others) of other parties?

e)	Licensing and Insurance

For the records only, please state that you have a valid license and insurance for the management of investments, in accordance with the provisions of the law.

f)	Auditing by the Authority

Have you been subject to an audit by the Securities Authority?

If so, what were the audit’s findings?

Have the deficiencies that were disclosed in the audit been rectified?

Is there a report on this issue that can be presented?

g)	Financial Penalties/Sanctions by the Authority

Has the external employee been subject to financial penalties/sanctions imposed by the Securities Authority?

Has the external employee been subject to financial penalties/sanctions imposed by any other entity?

Have any of the external employee’s workers been subject to financial penalties/sanctions imposed by the Securities Authority or any other entity?

What were the reasons for the imposition of the financial penalties/sanctions?

Please provide a copy of the notification of the financial penalties/sanctions.

Have the financial penalties/sanctions been paid?

What lessons were learned as a result of this?

h)	Legal or disciplinary proceedings

Have any legal, administrative or disciplinary proceedings been initiated against the external employee?

Have any legal, administrative or disciplinary proceedings been initiated against any of the external employee’s employees?

What were the reasons for initiating the legal, administrative of disciplinary hearings?

Please provide a copy of the notification of the proceedings.

What lessons were learned as a result of this?

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i)	Other information

Do you and/or your workers and/or your employees have information which could have implications on the reliability of the Fund Manager after the contractual engagement?

j)	License Declaration

Please state, for the records, that all your workers and/or employees are and will be during the term of the contractual engagement under the Agreement with the Fund Manager, licensed as required by law.

k)	Compliance declarations by employees and/or workers

Please state for the record, that a declaration signed by you in the presence of the Fund Manager has been forwarded to be signed by your employees and/or workers and that you have done everything necessary to ensure that your aforesaid declarations in connection with your employees and/or workers include full, correct and true information.

l)	Familiarity with the provisions of the Regulatory Arrangement

Please state for the record that you are familiar with the provisions of the Regulatory Arrangement regarding Mutual Funds (the Mutual Trust Investment Law, the Consultancy Law, the Securities Law, the Regulations, the Orders and Directives of the Authority authorized thereby).

Explain how you have acquired your familiarity and provide examples of how you will ensure that you remain up to date with the provisions of such legislation and the changes made thereto.

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Annex “G” – Letter of Undertaking to Maintain Confidentiality

Ref: Letter of Undertaking of Confidentiality

I hereby declare and confirm as follows:

1.	I am aware that, in the context of my work at (hereinafter, the “Company”) and/or of my employment by the Company, I will have access to information, knowledge and/or data relating to the activities of Ayalon Mutual Funds Ltd. (hereinafter, “Ayalon Funds”) and/or to a company connected to Ayalon Funds, including a company that controls Ayalon Funds and/or a company controlled by such company and/or relating to the businesses of any of these companies and/or the individuals therein (hereinafter, the “Ayalon Group”), including information regarding Ayalon Group’s financial data, information regarding the Ayalon Group’s clients, as well as information regarding the Ayalon Group’s commercial and financial policies, including commercial, technical, professional and/or any information relating to intellectual property and/or trade secrets and confidential information (as these terms are defined in section 5 of the Commercial Torts Law, 5759-1999), and/or agreements and/or prices and/or working practices relating to the Ayalon Group and/or any other information provided and/or disclosed to me, directly or indirectly, in the context of my work and/or employment and which is not public knowledge (all of the above shall be referred to as the “Information”).

2.	I am aware that the Information is the sole property of Ayalon Funds and was provided for my use and/or brought to my attention solely in connection with my work in servicing the Company and/or in the context of my employment by the Company and for the purpose of my work and/or employment only, and therefore I undertake, both during my employment by the Company and at any time thereafter, whether directly or indirectly, either by myself or through others, to maintain absolute confidentiality and not to disclose the Information, or use, disclose or publicize it, and not to provide it to any third party and/or to any other person, directly or indirectly, except to the extent that the disclosure or use or publication has been expressly permitted to me by the Company in writing, and to the extent required for the purposes of my employment thereat.

3.	All files, records and documents that form a part of the Information are and will remain the sole property of Ayalon Funds, and will not be removed from the Company’s offices without the Company’s explicit, prior, written consent.

4.	At any time when the Information, in whole or in part, is in my possession, I will take strict care of the Information and take all reasonable care required to prevent the loss of the Information and/or its transfer to any person and/or party which has not been permitted therefor, in advance in writing by the Company.

5.	I will notify the Company of any loss and/or disclosure of the Confidential Information immediately upon being I am made aware of such loss and/or disclosure.

6.	I hereby undertake that immediately upon the termination of my work at and/or with the Company, for any reason, I will return to the Company any document and/or other data storage resource which contains Information and/or any part thereof, and all copies thereof, and I will immediately destroy any document and/or data storage resource, which does not contain any part of the information, but has been prepared based on the Information or any part thereof.

7.	I am aware that a breach of my undertakings under this Letter of Confidentiality may cause Ayalon serious harm, and I undertake to indemnify and compensate Ayalon Funds for any damages, direct or indirect, it may suffer. In the event of such breach of this Letter of Confidentiality by me, and without derogating from any other remedies and/or reliefs available to Ayalon Funds under any agreement and/or law, I hereby agree that an injunction will be given against me to prevent me from using any Information and/or to prevent me from disclosing the Information.

8.	For the avoidance of doubt, it is hereby clarified that each of my undertakings under this Letter of Undertakings is autonomous and not inter-dependent.

9.	My undertaking under this Letter will continue and will continue to be binding upon me after the end of my working relationship with Ayalon Funds, for an unlimited period of time.

In consideration whereof, I have signed:

Signature:

Name or worker/employee: ______________________ i.d. _______________________